Exhibit 99.1

World Fuel Services Corporation Completes Watson Petroleum Acquisition

MIAMI--(BUSINESS WIRE)--March 10, 2014--World Fuel Services Corporation (NYSE:INT), announced today that it has completed the previously announced acquisition of Watson Petroleum Limited.

“The Watson acquisition will significantly expand our land segment in the United Kingdom and serve as a platform for further growth across Europe,” said Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “We are pleased to welcome the Watson team to the World Fuel organization.”

Watson Petroleum, based in Brinkworth, England, generated revenue of $2.2 billion in 2013 and is the second largest distributor of ground-based fuels in the United Kingdom, providing gasoline, diesel, heating oil, lubricants and other products and related services. Watson delivers its product and service offerings through its well established distribution network consisting of 47 locations throughout England and Wales.

The transaction is expected to be $0.18 to $0.22 accretive to earnings on a GAAP basis in the first twelve months. Non-GAAP accretion, which excludes amortization of acquired intangible assets of approximately $0.10 per share, is expected to be $0.28 to $0.32 in the first twelve months.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about the effect of the acquisition on our land segment in the United Kingdom and future growth across Europe, as well as our expectation regarding the effect of the transaction on our earnings. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 14, 2014. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from the Watson Petroleum business, our ability to capitalize on new market opportunities, particularly in Europe, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, environmental and other risks associated with the storage, transportation and delivery of petroleum products, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the failure of fuel and other products we sell to meet specifications, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we have used non-GAAP accretion to earnings per share, which excludes amortization of acquired intangible assets, primarily because we do not believe it is reflective of the company’s core operating results. We believe that this non-GAAP financial measure, when considered in conjunction with our financial information prepared in accordance with GAAP, is useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP accretion may not be comparable to the presentation of such metric by other companies. Investors are encouraged to review the reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measure contained in this press release.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel and related products and services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer